AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 2001
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  DSL.NET, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                              06-1510312
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                              545 LONG WHARF DRIVE
                               NEW HAVEN, CT 06511
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                      2001 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                              --------------------

                             STEPHEN ZAMANSKY, ESQ.
                        VICE PRESIDENT & GENERAL COUNSEL
                                  DSL.NET, INC.
                              545 LONG WHARF DRIVE
                               NEW HAVEN, CT 06511
                     (Name and Address of Agent For Service)

                                 (203) 772-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                         ------------------------------

                                    Copy to:

                               Mark Burnett, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                             PROPOSED
                                                              MAXIMUM        PROPOSED
                                                             OFFERING         MAXIMUM
                                             AMOUNT TO BE    PRICE PER      AGGREGATE           AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED         REGISTERED(1)     SHARE      OFFERING PRICE    REGISTRATION FEE(4)
------------------------------------         -------------   ---------    --------------    -------------------
Common Stock (Par Value $.0005 Per Share)     1,689,650       $0.62(2)      $1,047,583.00        $250.37
Common Stock (Par Value $.0005 Per Share)     2,310,350       $0.575(3)     $1,236,037.25        $317.50
                                             -------------   ---------    --------------    -------------------
TOTAL:                                        4,000,000                     $2,376,034.25        $567.87

-----------------------------

(1) Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the 2001 Stock Option and Incentive Plan will be 4,000,000 shares. In addition, pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the DSL.net, Inc. 2001 Stock Option and Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3) The exercise price of such options shall be determined at time of grant. Accordingly, pursuant to Rule 457(c) and Rule 457(h)(1), the price of $0.575, which is the average of the high and low prices reported on the Nasdaq Stock Market on December 10, 2001, is set forth solely for purposes of calculating the registration fee.

(4)  Calculated pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 2000;

         (b) Registrant's Quarterly Report on Form 10-Q filed on May 15, 2001 pursuant to the Exchange Act;

         (c) Registrant's Quarterly Report on Form 10-Q filed on August 14, 2001 pursuant to the Exchange Act;

         (d) Registrant's Quarterly Report on Form 10-Q filed on November 14, 2001 pursuant to the Exchange Act; and

         (e) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed on October 1, 1999 pursuant to Section 12(g) of the Exchange Act.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, and the Registrant's by-laws, as amended, provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Amended and Restated Certificate of Incorporation filed as Exhibit 3.01 to the Registrant's 10-Q for the Quarter ended September 30, 2001 (File No. 000-27525), and the Registrant's Amended and Restated By-Laws filed as Exhibit 3.03 to the registration statement on Form S-1 (File No. 333-80141), each which are incorporated herein by reference.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NO.                      EXHIBIT
         ---                      -------
         4.01 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

         4.02 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2001 (File No. 000-27525) and incorporated herein by reference).

         4.03   Amended and Restated By-Laws of the Registrant (filed as Exhibit
                3.03 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

         4.04   2001 Stock Option and Incentive Plan (filed herewith)

         5.01   Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

         23.01  Consent of PricewaterhouseCoopers LLP (filed herewith)

         23.02 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.01)

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-9 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Haven, state of Connecticut, on this 14th day of December, 2001.

                                    DSL.net, Inc.

                                    By: /s/ David F. Struwas
                                        ---------------------------------------
                                        David F. Struwas, Chairman of the Board,
                                        Class III Director, Chief Executive
                                        Officer and Treasurer




                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of DSL.net, Inc., hereby severally constitute and appoint David F. Struwas and Stephen Zamansky, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable DSL.net, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                    TITLE(S)                          DATE
---------                    --------                          ----

/s/ David F. Struwas         Chairman of the Board, Class      December 14, 2001
---------------------        III Director, Chief Executive
David F. Struwas             Officer and Treasurer
                             (Principal Executive Officer)

/s/ Walter Keisch            Vice President, Finance           December 14, 2001
---------------------        (Principal Financial
Walter Keisch                and Accounting Officer)

/s/ Robert Gilbertson        Class II Director                 December 14, 2001
---------------------
Robert Gilbertson

/s/ Paul J. Keeler           Class II Director                 December 14, 2001
---------------------
Paul J. Keeler

/s/ William J. Marshall      Class II Director                 December 14, 2001
---------------------
William J. Marshall

/s/ James D. Marver          Class III Director                December 14, 2001
---------------------
James D. Marver

/s/ William Seifert          Class I Director                  December 14, 2001
---------------------
William Seifert

/S/ Paul K. Sun              Class I Director                  December 14, 2001
---------------------
Paul K. Sun

                                  EXHIBIT INDEX

         EXHIBIT
         NO.                      EXHIBIT
         ---                      -------
         4.01 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

         4.02 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2001 (File No. 000-27525) and incorporated herein by reference).

         4.03   Amended and Restated By-Laws of the Registrant (filed as Exhibit
                3.03 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

         4.04   2001 Stock Option and Incentive Plan (filed herewith)

         5.01   Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

         23.01  Consent of PricewaterhouseCoopers LLP (filed herewith)

         23.02 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.01)

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement)